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                                                                     EXHIBIT 2.2

                 AMENDMENT NO. 1 TO THE ACQUISITION AGREEMENT

          AMENDMENT NO. 1 TO THE ACQUISITION AGREEMENT (this "Amendment"), dated as of July 2, 1999, by and among CIGNA Corporation, a Delaware corporation ("CIGNA"), CIGNA Holdings, Inc., a Delaware corporation ("CIGNA Holdings" and, together with CIGNA, the "Sellers"), and ACE Limited, a Cayman Islands company (the "Purchaser"). This Amendment amends the Acquisition Agreement, dated as of January 11, 1999, by and among the Sellers and the Purchaser (the "Acquisition Agreement"). Capitalized and uncapitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Acquisition Agreement.


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Purchaser has asserted that there have been certain developments that may constitute a Seller Material Adverse Effect on the Business taken as a whole and while the Sellers have not conceded that a Seller Material Adverse Effect has occurred, the Sellers and the Purchaser have agreed to enter into this Amendment; and

          WHEREAS, the parties to the Acquisition Agreement wish to amend the Acquisition Agreement in the manner set forth in this Amendment.

          NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
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                                   ARTICLE I

                                THE AMENDMENTS

          1.1 Capital Contribution to INA Corporation. On or prior to the
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Closing, CIGNA shall make a cash capital contribution to INA Corporation in the amount of one hundred twenty eight million two hundred fifty thousand dollars ($128,250,000).

          1.2  Closing on July 2, 1999.  The Sellers and the Purchaser hereby
          ----------------------------
agree that they shall take all necessary actions to effect the Closing at 10:00 a.m., New York City time, on July 2, 1999.

          1.3  Business through the date of this Amendment.
          ------------------------------------------------

          (a) The Purchaser agrees that no event, condition, fact or information relating to the Business up to or as of the date of this Amendment, whether known or unknown to the Purchaser, shall be used by the Purchaser to assert, either alone or together with any other events, conditions, facts or information, that any of the conditions to the Purchaser's obligation to effect the Closing set forth in Sections 7.1(a)(i), 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(v), 7.1(c)(i), 7.1(c)(ii), 7.1(c)(iv), 7.1(c)(v), 7.1(c)(vi) with respect to Mexico and Poland, 7.1(c)(viii) and 7.1(c)(ix) of the Acquisition Agreement have not been satisfied.

          (b) The Purchaser acknowledges and agrees that none of the following shall constitute a Seller Material Adverse Effect for any purpose whatsoever under the Acquisition Agreement: (i) any overstatement of revenues or deferral of expenses of CIGNA's ESIS operations ("ESIS") (including, without limitation, as set forth in Annmarie Hagan's memorandum to Dennis Reding, a copy of which is attached hereto (the "Hagan Memorandum")) or any

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events, conditions, facts or information relating thereto; (ii) any other ESIS accounting matters as to which the Purchaser has knowledge (which knowledge shall be limited to the actual scope of the knowledge of the Purchaser) up to or as of the Closing (including, without limitation, any of the matters set forth in the Hagan Memorandum); or (iii) consequences on the Business arising out of or relating to the matters described in clause (i) above or consequences on the Business which a reasonable person could foresee arising out of or relating to the matters described in clause (ii) above (such matters referred to in clauses
(i), (ii) and (iii) are collectively referred to in this Amendment as the "ESIS Information").

          (c) The Purchaser hereby acknowledges and agrees that it shall not use any ESIS Information, either alone or together with any other events, conditions, facts, matters or information, to: (i) assert that a Seller Material Adverse Effect exists; (ii) assert that any of the Sellers' representations or warranties in the Acquisition Agreement are not true or correct or have been breached; (iii) assert that any of the conditions to the consummation of the Closing or any Subsequent Closing (if any) have not been satisfied; or (iv) assert or support any claim for indemnification under Article IX of the Acquisition Agreement. Examples of the operation of this Section 1.3(c) as applied to the matters in clauses (ii) and (iii) but not clause (i) in Section 1.3(b) hereof are set forth on Exhibit 1 hereto.
                               ---------

          (d) The Purchaser agrees that all of the ESIS Information is deemed disclosed as of January 11, 1999 for any and all purposes under the Acquisition Agreement, including, without limitation, the Seller Disclosure Schedule; and, each Section of the Seller Disclosure Schedule shall be deemed to be amended to include the ESIS Information for any and all purposes under the Acquisition Agreement.

          (e) Notwithstanding anything to the contrary in the Acquisition Agreement, for purposes of this Amendment only, the term "knowledge of the Purchaser" (or

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words of similar import) shall mean the actual knowledge of the persons listed on Exhibit 2 hereto.
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       1.4  Accounting Charge. The Sellers represent that they have booked an
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after tax charge of $64 million on the consolidated financial statements of the
Business for the period ended June 30, 1999.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

       2.1  Representations and Warranties.
       -----------------------------------

       (a) The Sellers hereby represent and warrant to the Purchaser that: (i) the Sellers have the necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Acquisition Agreement as amended hereby and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Amendment by the Sellers and the consummation by the Sellers of the transactions contemplated by the Acquisition Agreement as amended hereby have been duly and validly authorized by all necessary corporate action; (iii) this Amendment has been duly and validly executed by the Sellers and, assuming this Amendment has been duly authorized, executed and delivered by the Purchaser, constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except that (x) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditor's rights generally and (y) enforcement of this Amendment, including among other things, the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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          (b) The Purchaser hereby represents and warrants to the Sellers that:
(i) the Purchaser has the necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Acquisition Agreement as amended hereby and to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Amendment by the Purchaser and the consummation by the Purchaser of the transactions contemplated by the Acquisition Agreement as amended hereby have been duly and validly authorized by all necessary corporate action; (iii) this Amendment has been duly and validly executed by the Purchaser and, assuming this Amendment has been duly authorized, executed and delivered by the Sellers, constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Purchaser in accordance with its terms, except that (x) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditor's rights generally and
(y) enforcement of this Amendment, including among other things, the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


                                  ARTICLE III

                                 MISCELLANEOUS

          3.1  Entire Agreement.  This Amendment is limited precisely as written
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and shall not be deemed to be an amendment to any other terms or conditions of the Acquisition Agreement. Whenever the Acquisition Agreement is referred to in the Acquisition Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Acquisition Agreement as amended by this Amendment. There is no restriction, agreement, promise, representation, warranty, covenant or undertaking with respect to the transactions

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contemplated hereby other than those expressly set forth herein.

       3.2  Counterparts.  This Amendment may be executed in two or more
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counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

       3.3  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT
MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the
Acquisition Agreement to be duly executed as of the day and year first above written.


                              CIGNA CORPORATION



                              By: /s/ Judith E. Solts
                                 Name: Judith E. Solts
                                 Title: Sr. Vice President



                              CIGNA HOLDINGS, INC.


                              By: /s/ Robert J. Sullivan
                                 Name: Robert J. Sullivan
                                 Title: (attorney in fact)


                              ACE LIMITED


                              By: /s/ Peter Mear
                                 Name: Peter Mear
                                 Title:General Counsel & Secretary